Exhibit 10.2

[Date]

[Eligible Director]:

Dear [____]:

It is my pleasure to advise you that, in accordance with the Restated Directors Stock Plan, you have been granted, effective [Date], an Option for an additional [____] shares of Talbots common stock.

The exercise price for each share of common stock subject to this Option is $[____] per share, which was the closing price of the common stock on [Date], as reported by the New York Stock Exchange.

This Option shall vest and become exercisable as follows:

_______________________________________________________________________

The term of this Option shall be ten (10) years and, subject to the other terms and conditions of the Plan, will expire on [Date].

Upon the cessation of your service as a member of the Board of Directors, the term during which this Option shall be exercisable shall continue for a period of one year from the date you cease to be a member of the Board of Directors.

Sincerely,

ABZ/jmd

cc:	Richard T. O’Connell, Jr.
Secretary to the Board of Directors